Morgan Stanley Multi-State Municipal Series Trust
                     Item 77(o) 10f-3 Transactions
                   July 1, 2002 - December 31, 2002

Florida Portfolio
Security   Date     Price    Shares    %of   Total         Purcha  Broker
           of       Of       Purchas   Asset Issued        sed
           Purcha   Shares   ed        s                   By
           se                                              Fund

Escambia   08/01/   $96.61   1,000,0   2.36% $338,435,00   0.30%   Salomon
Cnty Hlth  02                00              0                     Smith
Fac Auth,                                                          Barney
FL, Ser
2002 C
(Aa2/AAA)

Jacksonvil 08/01/   $102.34  2,000,0   4.72% $513,200,00   0.39%   JP Morgan,
le Elec    02                00                                    Bear
Auth, FL,                                                          Stearns,
St John                                                            Salomon
Pwr Pt,                                                            Smith
Refg Issue                                                         Barney,
Ser 17                                                             Banc of
(Aa2/AA)                                                           America
                                                                   Secs,
                                                                   Goldman
                                                                   Sachs,
                                                                   Lehman
                                                                   Bros.,
                                                                   Merrill
                                                                   Lynch, UBS
                                                                   Paine
                                                                   Webber

Pennsylvania Portfolio
Security   Date     Price    Shares    %of   Total         Purcha  Broker
           of       Of       Purchas   Asset Issued        sed
           Purcha   Shares   ed        s                   By
           se                                              Fund

Montgomery 11/01/   Various  1,000,0   3.02% $97,900,000   1.02%   Bear
Cnty IDA,  02                00                                    Stearns &
PA Refg                                                            Co.
2002 Ser A
(MBIA)

Puerto     11/01/   $105.10  2,000,0   6.03% $510,615,00   0.39%   Banc of
Rico Muni  02                00              0                     America
Fin, PR,                                                           Secs;
2002 Ser A                                                         Lehman
(FSA)                                                              Bros.; ABN
                                                                   AMRO
                                                                   Financial
                                                                   Svcs; Bear
                                                                   Stearns;
                                                                   Goldman
                                                                   Sachs;
                                                                   Merrill
                                                                   Lynch;
                                                                   Salomon
                                                                   Smith
                                                                   Barney;
                                                                   UBS
                                                                   PaineWebbe
                                                                   r;
                                                                   Wachovia
                                                                   Bank